Exhibit 10.3

INVESTOR AGREEMENT

BY AND AMONG

COMPUTER PROGRAMS AND SYSTEMS, INC.,

AHR HOLDINGS, LLC,

FRANCISCO PARTNERS II, L.P.

AND

FRANCISCO PARTNERS PARALLEL FUND II, L.P.

JANUARY 8, 2016

i

ii

INVESTOR AGREEMENT

This INVESTOR AGREEMENT (as amended, modified and supplemented from time to time, this “Agreement”), dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., a Delaware corporation (the “Company”), AHR Holdings, LLC, a Delaware limited liability company (“AHR”), Francisco Partners II, L.P., a Delaware limited partnership (“FP II”), Francisco Partners Parallel Fund II, L.P., a Delaware limited partnership (“FP II Parallel” and, together with AHR and FP II, the “Holders” and, the Holders together with the Company, the “Parties”).

RECITALS

A. The Company and AHR entered into an Agreement and Plan of Merger and Reorganization, dated as of November 25, 2015 (the “Purchase Agreement”), pursuant to which AHR is receiving shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), at the Closing.

B. FP II and FP II Parallel are the beneficial owners of the Common Stock and own 100% of the outstanding equity of AHR.

C. As an inducement for the Parties to enter into and consummate the transactions contemplated by the Purchase Agreement, the Parties have agreed to the matters set forth in this Agreement.

AGREEMENT

The Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

EFFECTIVENESS

Section 1.1. Effectiveness. This Agreement shall become effective immediately after the Closing (as defined below).

ARTICLE II

DEFINITIONS

Section 2.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board of Directors after consultation with outside counsel to the Company: (i) would be required to be made in any Registration Statement or report, as applicable, filed with the SEC by the Company so that such Registration Statement or report, as applicable, would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing or such Registration Statement or report, as applicable, or the effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly, and has concluded that such disclosure would be detrimental to the Company.

“Affiliate” means, with respect to any specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of the Holders. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“AHR” shall have the meaning set forth in the Preamble

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in the City of New York.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Demand Registration” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Request” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1(c).

“Demand Suspension” shall have the meaning set forth in Section 3.1.7.

“Derivative Securities” shall have the meaning set forth in Section 3.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“FP II” shall have the meaning set forth in the Preamble.

“FP II Parallel” shall have the meaning set forth in the Preamble

“Holders” shall have the meaning set forth in the Preamble.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Issuer Shares” means the shares of Common Stock or other equity securities of the Company, and any securities into which such shares of Common Stock or other equity securities shall have been converted or any securities resulting from any reclassification or recapitalization of such shares of Common Stock or other equity securities.

“Loss” shall have the meaning set forth in Section 3.9.1.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (i) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (ii) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in clause (i) as beneficiaries.

“Parties” shall have the meaning set forth in the Preamble.

“Permitted Transferee” shall have the meaning set forth in Section 4.4.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 3.3.1.

“Piggyback Registration” shall have the meaning set forth in Section 3.3.1.

“Preemption Notice” shall have the meaning set forth in Section 3.1.3.

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of securities of the Company, including Registrable Securities, for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form thereto).

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Registrable Securities” means (i) all shares of Common Stock issued to a Holder pursuant to the Purchase Agreement and (ii) all shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been Transferred to the public pursuant to Rule 144, (y) the aggregate number of such securities held by the applicable Holder and its Affiliates is less than the number that would subject the distribution thereof to any volume limitation or other restrictions on transfer under Rule 144 and such Holder is able to immediately distribute such securities publicly without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), or (z) such securities shall have ceased to be outstanding.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Issuer Shares under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” shall have the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, partners or managers or other Person acting on behalf of such Person.

“Restricted Period” shall have the meaning set forth in Section 3.12.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Period” shall have the meaning set forth in Section 3.2.2.

“Shelf Registration” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Request” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Suspension” shall have the meaning set forth in Section 3.2.3.

“Shelf Takedown” shall have the meaning set forth in Section 3.2.4(a).

“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.4(a).

“Threshold Amount” shall have the meaning set forth in Section 3.1.1(a).

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

“Underwritten Public Offering” means a Public Offering in which securities of the Company, including Registrable Securities, are sold to one or more underwriters for reoffering to the public, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“Volume Limitation” shall have the meaning set forth in Section 3.4.2.

“WKSI” means any Securities Act registrant that is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

Section 2.2. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1. Demand Registration.

Section 3.1.1 Request for Demand Registration.

(a) Unless a Shelf Registration Statement is then in effect pursuant to Section 3.2.1, at any time after the date that is one hundred twenty (120) days after the Closing Date, the Holders shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of either (i) an aggregate number of Registrable Securities equaling at least thirty three percent (33.0%) of the total number of shares of Common Stock issued to the Holders at the Closing or (ii) all remaining outstanding Registrable Securities held by the Holders (subject, with respect to both clauses (i) and (ii), to the limitations on Transfer in Section 3.4.2 of this Agreement) (the “Threshold Amount”). Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”

(b) Each Demand Registration Request shall specify (i) the number of Registrable Securities to be registered, and (ii) the intended method or methods of disposition thereof.

(c) Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable (but in no event more than ninety (90) days after receipt of the Demand Registration Request) file a Registration Statement (a “Demand Registration Statement”), as specified in the Demand Registration Request for such Demand Registration, relating to such Demand Registration, and use its commercially reasonable efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act; provided that the Company shall not be required to take any action to cause any Demand Registration Statement to become effective under the Securities Act on a date that is prior to the one hundred eightieth (180th) day after the Closing Date.

Section 3.1.2 Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect more than two (2) Public Offerings pursuant to Section 3.1 of this Agreement in any consecutive twelve (12) month period. In addition, the Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated in the preceding ninety (90) days (unless otherwise consented to by the Board of Directors).

Section 3.1.3 Preemption. The Company may preempt a Demand Registration Request in order to conduct an Underwritten Public Offering of its Common Stock for its own account (and/or, at the Company’s sole discretion, for the account or accounts of any or all of the Holders) by delivering written notice of such intention (the “Preemption Notice”) to the Holders within five (5) Business Days after the Company has received the Demand Registration Request. The Demand Registration Request so preempted shall be automatically withdrawn by the Holders and will not count as a Demand Registration; provided, however, that if such Underwritten Public Offering of its Common Stock for the Company’s own account is not completed, the Company shall promptly recommence such withdrawn Demand Registration, unless advised otherwise by the Holders. The period of preemption shall not exceed sixty (60) days following the date of the Preemption Notice. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 3.1.3 more than once in any consecutive twelve (12)-month period.

Section 3.1.4 Demand Withdrawal. Either Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement or, in the case of an Underwritten Public Offering, prior to the Registration Statement’s latest effective date with regard to the Demand Registration (as determined for purposes of Rule 430B(f)(2) under the Securities Act); provided, however, that the aggregate number of Registrable Securities that remain in the Demand Registration must equal or exceed the Threshold Amount. Upon receipt of a notice to such effect from the Holders with respect to a number of the Registrable Securities included in a Demand Registration that would result in the aggregate number of Registrable Securities included in such Demand Registration to be less than the Threshold Amount, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

Section 3.1.5 Effective Registration. The Company shall use commercially reasonable efforts to cause the Demand Registration Statement to become effective and remain effective for not less than one hundred twenty (120) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn or are no longer Registrable Securities), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

Section 3.1.6 Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than twice during any consecutive twelve (12) month period or (ii) for a period exceeding ninety (90) days on any one occasion. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders.

Section 3.1.7 Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration informs the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration (including securities of the Company for its own account or for the account of Persons other than the Holders) exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Demand Registration shall be reduced to the number recommended by the managing underwriter or underwriters and allocated as follows: (i) first, pro rata among the Holders that have requested to participate in such Demand Registration on the basis of the relative number of Registrable Securities then held by each such Holder, provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner; (ii) second, and only if all of the

Registrable Securities included in the Demand Registration Notice by the Holders have been included in the Demand Registration pursuant to clause (i) above, such additional securities that the Company requests to be included for its own account; and (iii) third, and only if all of the Registrable Securities included in the Demand Registration Notice by the Holders and requested by the Company to be included for its own account have been included in the Demand Registration pursuant to clauses (i) and (ii) above, such additional securities that the Company requests to be included for the account of Persons other than the Holders and the Company.

Section 3.2. Shelf Registration.

Section 3.2.1 Request for Shelf Registration.

(a)	Subject to the Company’s ability to use Form S-3 for the Registration of Registrable Securities for resale by the Holders, and provided that a Shelf Registration Statement registering Registrable Securities for resale by the Holders is not otherwise then effective, then upon the written request of the Holders from time to time after the date that is one hundred twenty (120) days after the Closing Date (a “Shelf Registration Request”), the Company shall, as promptly as practicable (but in no event more than ninety (90) days after receipt of the Shelf Registration Request), file with the SEC a shelf Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act; provided that the Company shall not be required to take any action to cause any Shelf Registration Statement to become effective under the Securities Act on a date that is prior to the one hundred eightieth (180th) day after the Closing Date. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”

(b)	Notwithstanding anything to the contrary herein, the Company shall promptly file with the SEC within ninety (90) days of the Closing Date a Shelf Registration Statement covering all Registrable Securities then outstanding and shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective within one hundred eighty (180) days of the Closing Date and remain effective under the Securities Act until all such shares are sold thereunder by such Holders or such shares otherwise no longer constitute Registrable Securities. For the avoidance of doubt, the Shelf Registration Statement described in this Section 3.2.1(b) shall not be deemed a Demand Registration.

(c)	If on the date of the Shelf Registration Request: (i) the Company is a WKSI, then the Shelf Registration Request shall request Registration of an unspecified amount of Registrable Securities and any other securities to be registered by the Company; and (ii) the Company is not a WKSI, then the Shelf Registration Request shall specify the number of Registrable Securities to be registered.

Section 3.2.2 Continued Effectiveness. The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by the Holders until the earlier of: (i) the date as of which all of the Holders’ Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “Shelf Period”).

Section 3.2.3 Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company, in its sole judgment, to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than two (2) times during any consecutive twelve (12)-month period, or (ii) for a period exceeding ninety (90) days on any one occasion; provided, however, that for the period commencing on the Closing Date to the one year anniversary of the Closing Date, the ninety (90) day period specified in subclause (ii) shall be sixty (60) days, and there shall be at least forty-five (45) days between any Shelf Suspensions. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders.

Section 3.2.4 Shelf Takedown.

(a)	At any time during which the Company has an effective Shelf Registration Statement with respect to the Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, the Holders may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, off of such Shelf Registration Statement (a “Shelf Takedown”), of an aggregate number of Registrable Securities equaling at least the Threshold Amount (subject to the limitations on Transfer in Section 3.4.2 of this Agreement), and the Company shall promptly amend or supplement the Shelf Registration Statement for such purpose.

(b)	The Company shall not be obligated to take any action to effect more than two (2) Underwritten Shelf Takedowns pursuant to this Section 3.2 in any consecutive twelve (12) month period; provided, however, there shall be no limit to the number of Shelf Takedowns available to the Holders, so long as such Shelf Takedowns do not constitute Underwritten Shelf Takedowns. In addition, the Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Board of Directors).

(c)	The Company may preempt a Shelf Takedown Request in order to conduct an Underwritten Public Offering of its Common Stock for its own account (and/or, at the Company’s sole discretion, for the account or accounts of any or all of the Holders) by a Preemption Notice to the Holders within five (5) Business Days after the Company has received the Shelf Takedown Request. The Shelf Takedown Request shall be automatically withdrawn by the Holders and will not count as a Shelf Takedown; provided, however, that if such Underwritten Public Offering of its Common Stock for its own account is not completed, the Company shall promptly recommence such withdrawn Shelf Takedown, unless advised otherwise by the Holders. The period of preemption shall not exceed sixty (60) days following the date of the Preemption Notice. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Shelf Takedown Request pursuant to this Section 3.2.4(c) more than once in any consecutive twelve (12)-month period.

Section 3.2.5 Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.2.4 informs the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown (including securities of the Company for its own account or for the account of Persons other than the Holders) exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of Registrable Securities to be included in such Underwritten Shelf Takedown shall be reduced to the number recommended by the managing underwriter or underwriters and allocated as follows: (i) first, pro rata among the Holders that have requested to participate in such Underwritten Shelf Takedown on the basis of the relative number of Registrable Securities then held by each such Holder, provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner; (ii) second, and only if all of the Registrable Securities included in the Shelf Takedown Request by the Holders have been included in the Underwritten Shelf Takedown pursuant to clause (i) above, such additional securities that the Company requests to be included for its own account; and (iii) third, and only if all of the Registrable Securities included in the Shelf Takedown Request by the Holders and requested by the Company to be included for its own account have been included in the Underwritten Shelf Takedown pursuant to clauses (i) and (ii) above, such additional securities that the Company requests to be included for the account of Persons other than the Holders and the Company.

Section 3.3. Piggyback Registration.

Section 3.3.1 Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Sections 3.1 or 3.2, (ii) a Registration on Form S-4 or Form S-8 or any successor form to such Forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a Registration pursuant to a dividend reinvestment or similar plan, (v) a Registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities or (vi) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its subsidiaries that are convertible or exchangeable for Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such debt securities and/or sell the Common Stock into which such debt securities may be converted or exchanged), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of filing of such Registration Statement or, in the case of any such Public Offering, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to the Holders, and such Piggyback Notice shall offer the Holders the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as the Holders may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within two (2) Business Days after the receipt by the Holders of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of such Public Offering, the Company shall determine for any reason not to register or sell or to delay Registration or the sale of such securities, the Company shall give written notice of such determination to the Holders and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holders entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. If the offering pursuant to such Registration Statement or Public Offering is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 3.3.1 shall, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such underwritten offering. If the offering pursuant to such Registration Statement or Public Offering is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 3.3.1 shall, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. The Holders shall have the right to withdraw all or part of their request for inclusion of their Registrable Securities in a Piggyback Registration by giving written notice to the Company of their request to withdraw; provided that such request must be made in writing prior to the effectiveness of such Registration Statement or, in the case of a Public Offering, at least five (5) Business Days prior to the earlier of (i) the anticipated filing of the “red herring” Prospectus, if applicable, and (ii) the anticipated pricing or trade date.

Section 3.3.2 Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company or (subject to Section 3.7) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

Section 3.3.3 No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 or 3.2 or shall relieve the Company of its obligations under Sections 3.1 or 3.2.

Section 3.4. Lock-Up; Volume Limitation.

Section 3.4.1 Post-Closing Lock-Up. The Holders each agree that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is one hundred eighty (180) days after the Closing Date, the Holders and their respective Affiliates will not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Registrable Securities, (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of Registrable Securities, whether any such transaction is to be settled by delivery of Common Stock, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

Section 3.4.2 Post-Lock-Up Period Volume Limitation. Following the expiration of the Lock-Up Period, the Holders will not, without the advance written consent of the Company, Transfer more than 984,284 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and similar readjustments of shares) in any consecutive three (3)-month period (the “Volume Limitation”); provided, however, that (i) the Volume Limitation shall not apply to Underwritten Public Offerings and (ii) the Volume Limitation shall be increased by the amount of Registrable Securities that could have been sold by the Holders pursuant to Rule 144 during any suspension period in effect as a result of the Company exercising its preemption rights under Section 3.1.3 or 3.2.4(c).

Section 3.4.3 Stop Transfer Instructions. The Holders agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar relating to the transfer of the Holder’s shares of Common Stock except in compliance with the restrictions set forth in this Section 3.4.

Section 3.4.4 Underwritten Public Offerings. In connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, except with respect to any shares to be sold by a Holder in such Underwritten Public Offering, each Holder agrees, if requested, to become bound by and to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any Registrable Securities or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Registrable Securities, as the underwriter(s) shall request; provided, however, that no Holder shall be required to enter into a lock-up agreement covering a period of greater than ninety (90) days after the date of the final Prospectus relating to such offering.

Section 3.5. Registration Procedures.

Section 3.5.1 Requirements. In connection with the Company’s obligations under Sections 3.1, 3.2 and 3.3, and except as may be otherwise provided in Section 3.2.1(b), the Company shall use its commercially reasonable efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a)	prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the selling Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the selling Holders and their respective counsel, (y) make such changes in such documents concerning the selling Holders prior to the filing thereof as the selling Holders, or their counsel, may reasonably request and (z) except in the case of a Registration under Section 3.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the selling Holders, or the underwriters, if any, shall reasonably object;

(b)	prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (i) reasonably requested by the selling Holders (to the extent such request relates to information relating to the selling Holders), or (ii) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)	notify the selling Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d)	promptly notify the selling Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(e)	to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the selling Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(f)	use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(g)	promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the selling Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(h)	furnish to the selling Holders and each underwriter, if any, without charge, such numbers of conformed copies as the selling Holders or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(i)	deliver to the selling Holders and each underwriter, if any, without charge, such numbers of copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto and such other documents as the selling Holders or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the selling Holders or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(j)

on or prior to the date on which the applicable Registration Statement becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(k)	use its commercially reasonable efforts to cooperate with the selling Holders and the managing underwriter or underwriters, if any, to enable the Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(l)	use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(m)	make such representations and warranties to the selling Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(n)	enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the selling Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(o)	obtain for delivery to the selling Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinion or opinions shall be reasonably satisfactory to the selling Holders or such underwriters, as the case may be, and their respective counsel;

(p)	in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the selling Holders, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(q)	cooperate with each selling Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(r)	use its commercially reasonable efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available, including through the SEC’s EDGAR filing system or any successor system, to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(s)	provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(t)	use its commercially reasonable efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which the Common Stock is then listed or quoted and on each inter-dealer quotation system on which the Common Stock is then quoted;

(u)	make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the selling Holders, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the selling Holders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 3.5.1(u) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (i) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (ii) the disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law or (iii) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge;

(v)	in the case of a marketed Public Offering, instruct the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(w)	take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(x)	take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(y)	take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 3.5.2 Company Information Requests. The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Section 3.5.3 Discontinuing Registration. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1(d), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 3.6. Underwritten Offerings.

Section 3.6.1 Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Sections 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 3.9. The Holders shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Holders of the Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall: (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in public offerings similar to the applicable offering; and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder under such underwriting agreement shall not exceed such Holder’s net proceeds from such offering.

Section 3.6.2 Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by the Holders pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by the Holders among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder under such underwriting agreement shall not exceed such Holder’s net proceeds from such offering.

Section 3.6.3 Participation in Underwritten Registrations. Subject to the provisions of Section 3.6.1 and Section 3.6.2 above, no Person may participate in any Underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

Section 3.6.4 Selection of Underwriters. In the case of an Underwritten Public Offering under Section 3.1 or Section 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Company with the prior written consent of the Holders, not to be unreasonably withheld. In the case of an Underwritten Public Offering under Section 3.3, the managing underwriter or underwriters to administer the offering shall be determined by the Company.

Section 3.7. No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. The Company hereby represents and warrants that, as of the date hereof, no registration rights have been granted to any other Person other than pursuant to this Agreement.

Section 3.8. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (viii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) all expenses related to the “road-show” for any Underwritten Public Offering, including all travel, meals and lodging and (x) the reasonable fees and disbursements of one counsel for the Holders, not to exceed $50,000 in the aggregate for all offerings of Registrable Securities pursuant to this Agreement. All such expenses are referred to herein as “Registration Expenses”. Each Holder of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Holder’s Registrable Securities and shall bear the fees and expenses of their own counsel. The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities, and, except as expressly provided for herein, the Company shall not be required to pay any fees of counsel to the Holders.

Section 3.9. Indemnification.

Section 3.9.1 Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including any report and other document filed under the Exchange Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.9.1 for any Losses arising out of or based upon an untrue statement or omission occurring in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such selling Holder to the Company; provided, further, that in the absence of written information furnished expressly for use in connection with such registration by such selling Holder, the only information presumed to be furnished to the Company is limited to (i) the legal name of the selling Holder, (ii) the address of the selling Holder, (iii) the name and address of the natural person or persons who have or share voting or dispositive control over the shares to be offered and sold by the selling Holder and (iv) the number of shares to be sold by the selling Holder. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

Section 3.9.2 Indemnification by the Holders. The Holders of Registrable Securities agree, jointly and severally, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by either Holder (or an advisor to either Holder) to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim.

Section 3.9.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (iii) if in the reasonable opinion of outside counsel to the indemnified party, there exists a conflict of interest between the indemnifying party and the indemnified party in such proceeding. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed). No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party (such consent not to be unreasonably withheld, conditioned or delayed). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate counsel admitted to practice in such jurisdiction at any one time unless the employment of more than one counsel has been authorized in writing by the indemnifying party or parties.

Section 3.9.4 Contribution. If, for any reason, the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party (other than as a result of exceptions contained in Section 3.9.1 and Section 3.9.2) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party or parties, on the other hand, in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.9.1 and 3.9.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 3.9.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. In addition, in no event shall a Holder be required to contribute pursuant to this Section 3.9.4 unless such Holder would have had an indemnification obligation pursuant to Section 3.9.2, if such Section 3.9.2 were applicable, in respect of a Loss (or action in respect thereof) giving rise to such contribution obligation. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.9.1 and 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 3.10. Rules 144 and 144A and Regulation S. The Company shall use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, use reasonable best efforts to make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), provided, however, that the Company shall not be required to make any Adverse Disclosure; and it will use reasonable best efforts to take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of the Holders, the Company will deliver a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3.11. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

Section 3.12. Standstill. For a period beginning on the Closing Date and ending on the date that the Holders and their Affiliates collectively beneficially own Registrable Securities representing less than five percent (5.0%) of the then-outstanding shares of Common Stock (the “Restricted Period”), none of the Holders or their respective Affiliates will in any manner, directly or indirectly, without the prior written consent of the Company, (i) effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in or in any way solicit, assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) or announce any intention to effect or cause or participate in: (a) the acquisition of, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities, bank debt, liabilities, claims or obligations of the Company or any of its Affiliates (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities, bank debt, liabilities, claims or obligations or any obligations measured by the price or value of any securities of the Company or any of its Affiliates, including without limitation any swaps or other derivative arrangements (“Derivative Securities”)), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such party) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to “beneficial ownership” (as such term is used in Rule 13d-3 of the Exchange Act), and, in each case, whether or not any of the foregoing is acquired or obtained by means of borrowing of securities, operation of any Derivative Security or otherwise; (b) any tender or exchange offer, merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its Affiliates; (c) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Affiliates; (d) any “solicitation” of “proxies” to vote (as such terms are used in Regulation 14A of the Exchange Act), become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 of the Exchange Act), or initiate, propose, encourage or otherwise solicit stockholders of the Company for the approval of any stockholder proposals with respect to the Company or seek to advise or influence any person with respect to the voting of any voting securities of the Company; or (e) any proposal, arrangement or other statement that is inconsistent with the terms of this Agreement, including this Section 3.12; (ii) form, join or in any way participate in a group with respect to the Common Stock or any other voting securities of the Company or any securities convertible into the Common Stock or any other voting securities of the Company or otherwise act in concert with any Person in respect of any such securities; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or to obtain representation on the Board of Directors of the Company; (iv) take any action that might result in the Company being obligated to make a public announcement regarding any of the types of matters set forth in this Section 3.12; (v) enter into any negotiations, arrangements, understandings or contracts with any third party with respect to any of the foregoing; or (vi) disclose (whether or not publicly) any intention, plan or arrangement regarding any of the matters referred to in this Section 3.12. The Holders also agree during the Restricted Period not to publicly request or propose, or solicit or induce another Person to request or propose, that the Company (or any of its Representatives), directly or indirectly, amend, waive or publicize, or consider the amendment, waiver or publication of, any provision of this Section 3.12 (including this sentence). Notwithstanding the foregoing provisions of this Section 3.12, (i) if the Company enters into a binding definitive agreement with any third party (other than the Holders or their Affiliates or Representatives) providing for (a) a merger, consolidation or other business combination involving the Company that would result in the acquisition or conversion of a majority of the Company’s outstanding Common Stock or (b) a sale of all or substantially all of the Company’s assets or (ii) if a third party (other than the Holders or their Affiliates or Representatives) (a) initiates any tender or exchange offer for Common Stock or other securities of the Company or (b) makes public an offer with respect to a transaction described in clause (i)(a) or (i)(b) of this sentence, then in each such case, the provisions of this Section 3.12 shall terminate. Additionally, notwithstanding anything to the contrary contained in this Section 3.12, nothing herein shall prevent the Holders from exercising their rights under this Agreement.

Section 3.13. Voting Agreement. Until the earlier of June 15, 2018 and the conclusion of the Restricted Period, the Holders shall, and shall cause their respective Affiliates to, vote all shares of Common Stock that each beneficially owns or is otherwise entitled to vote at any annual or special meeting of the shareholders of the Company (i) in favor of the slate of nominees standing for election and recommended by the Board of Directors, (ii) against any shareholder nominations for director which are not approved and recommended by the Board of Directors for election at such meetings, (iii) in accordance with the recommendation of the Board of Directors on any shareholder proposal that is put to a vote of shareholders at any such meeting and (iv) in favor of any proposal made by the Company at any such meeting; provided, that, the requirements of this Section 3.13 shall be suspended during any period during which the Company is not current in its filing of periodic reports with the SEC under the Exchange Act (except where any such delinquency is a result of errors in the historical financial statements of Healthland Holding Inc. or its subsidiaries as of the Closing Date).

ARTICLE IV

MISCELLANEOUS

Section 4.1. Authority; Effect. Each Party represents and warrants to and agrees with each other Party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such Party and do not violate any agreement or other instrument applicable to such Party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the Parties, or to constitute any of such Parties as members of a joint venture or other association.

Section 4.2. Notices. The Holders shall appoint a Representative for purposes of all notices and other communications to be delivered to the Holders in connection with this Agreement, and all notices and other communications given to such Representative in accordance with this Section 4.2 shall be deemed to be validly given to all Holders. The initial Representative for the Holders shall be the Person specified below in this Section 4.2, provided that the Holders may appoint a replacement Representative with the written consent of all Holders, and provided, further that notice of such replacement and the address, email address and facsimile number of such replacement Representative is provided to the Company in accordance with this Section 4.2. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Company to:

Computer Programs and Systems, Inc.

6600 Wall Street

Mobile, Alabama 36695

Attention: Boyd Douglas

Electronic Mail: Boyd.douglas@cpsi.com

Facsimile: 251-639-8214

with a copy (which shall not constitute notice) to:

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

2400 Regions Harbert Plaza

Birmingham, Alabama 35203

Attention: Gregory S. Curran

Electronic Mail: gcurran@maynardcooper.com

Facsimile: 205-254-1999

If to the Holders to:

Francisco Partners

One Letterman Drive

Building C – Suite 410

San Francisco, California 94129

Attention: Ezra Perlman

Electronic Mail: perlman@franciscopartners.com

Facsimile: 415-418-2999

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

Four Embarcadero Center

Suite 3800

San Francisco, California 94111-5994

Attention: Michael J. Kennedy

Electronic Mail: michael.kennedy@shearman.com

Facsimile: 415-616-1448

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by facsimile or e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the Parties shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties.

Section 4.3. Termination and Effect of Termination. This Agreement shall terminate, except for the provisions of Sections 3.9, 3.10, 3.12 and 3.13 and this Article IV that shall survive any such termination, upon the date that is the earlier to occur of (i) the date on which no Holder holds any Registrable Securities or (ii) the date on which the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is no longer otherwise required to report on an annual or quarterly basis on forms provided for such annual or quarterly reporting pursuant to the rules and regulations promulgated by the SEC. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

Section 4.4. Permitted Transferees. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, other than in connection with a sale made under a Registration Statement or pursuant to Rule 144, no Transfer of Registrable Securities will be effective unless the Person to whom or which the Transfer is being made (the “Permitted Transferee”), if not a Holder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee will be bound by the restrictions set forth in this Agreement with respect to the Holders of Registrable Securities. A Permitted Transferee to whom Registrable Securities are transferred pursuant to this Section 4.4 may not again Transfer those Registrable Securities to any other Permitted Transferee, other than as provided in this Section 4.4.

Section 4.5. Remedies. The Parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The Parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the Parties shall be entitled to specific performance of the obligations of the other Parties and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 4.6. Amendments. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Holders. In addition, each Party may waive any right hereunder by an instrument in writing signed by such Party.

Section 4.7. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 4.8. Consent to Jurisdiction. Each Party, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any Party is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any Party may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.2 hereof is reasonably calculated to give actual notice.

Section 4.9. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 4.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.10. Binding Effect, Etc. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the Parties and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or other Party may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other Parties, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

Section 4.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

Section 4.12. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By: /s/ J. Boyd Douglas
Name: J. Boyd Douglas
Title: President and CEO

(Signature page to Investor Agreement)

AHR HOLDINGS, LLC

By: /s/ John Herr
Name: John Herr
Title: Secretary

FRANCISCO PARTNERS II, L.P.

By: FRANCISCO PARTNERS GP II, L.P.
its General Partner

By: FRANCISCO PARTNERS GP II, MANAGEMENT, LLC
its General Partner

By: /s/ Ezra Perlman
Name: Ezra Perlman
Title: Manager

FRANCISCO PARTNERS PARALLEL FUND II, L.P.

By: FRANCISCO PARTNERS GP II, L.P.
its General Partner

By: FRANCISCO PARTNERS GP II, MANAGEMENT, LLC
its General Partner

By: /s/ Ezra Perlman
Name: Ezra Perlman
Title: Manager

(Signature page to Investor Agreement)